UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): June 12, 2009 (June 9, 2009)
Concho Resources Inc.
(Exact Name of Registrant as Specified in Its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-33615	76-0818600

(Commission File Number)	(I.R.S. Employer Identification No.)

550 West Texas Avenue, Suite 100
Midland, Texas	79701

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 683-7443
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
As previously reported in a Form 8-K filing dated January 28, 2009, Steven L. Beal, the President and Chief Operating Officer of Concho Resources Inc. (the “Company”), announced his intention to retire from such positions effective June 30, 2009. On June 9, 2009, the Company entered into a Consulting Agreement (the “Consulting Agreement”) with Mr. Beal, under which Mr. Beal will begin serving as a consultant to the Company on July 1, 2009. Mr. Beal was recently re-elected to the Company’s Board of Directors and will continue to serve as a member of the Company’s Board of Directors. Either the Company or Mr. Beal may terminate the consulting relationship at any time by giving 90 days written notice to the other party; however, the Company may terminate the relationship immediately for cause. During the term of the consulting relationship, Mr. Beal will receive a consulting fee of $20,000 per month and a monthly reimbursement for his medical and dental coverage costs. Pro-rata compensation will be paid for the month in which a termination of the consulting relationship occurs. If Mr. Beal dies during the term of the Consulting Agreement, his estate will receive an additional $60,000 lump sum payment. During the period Mr. Beal serves as a non-employee member of the Board of Directors, he will also receive the Company’s standard compensation package for non-employee members of the Board of Directors. Pursuant to the Consulting Agreement, Mr. Beal will be deemed to be continuing in the employment of the Company for purposes of vesting in his currently unvested shares of restricted stock for so long as he provides consulting services under the Consulting Agreement, and he will immediately become fully vested in such shares if the Company terminates the consulting relationship for any reason other than for cause. In addition, Mr. Beal will be deemed to be continuing in the employment of the Company for purposes of determining his rights under certain stock options he holds for so long as he provides consulting services under the Consulting Agreement, and certain stock options will become fully vested and immediately exercisable if the Company terminates the consulting relationship for any reason other than for cause.
During the term of the consulting relationship, Mr. Beal cannot, without prior consent of the Company’s Chief Executive Officer, compete in the oil and gas industry (other than serving as a board member and/or owning securities of publicly held entities engaged in such industry). The Consulting Agreement also includes provisions related to the protection of confidential information substantially similar to the corresponding provisions included in the Company’s employment agreements with its executive officers.
A copy of the Consulting Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference. The above description of the Consulting Agreement is a summary and is qualified in its entirety by the complete text of the Consulting Agreement.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
The information set forth under Item 1.01 above is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Consulting Agreement dated June 9, 2009, by and between Concho Resources Inc. and Steven L. Beal.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONCHO RESOURCES INC.
Date: June 12, 2009	By:	/s/ DAVID W. COPELAND
	Name:	David W. Copeland
	Title:	Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Consulting Agreement dated June 9, 2009, by and between Concho Resources Inc. and Steven L. Beal.